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                                                                     EXHIBIT 4.3

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS NOTE WILL BE MADE, NO ATTEMPTED SALE OR TRANSFER WILL BE VALID, AND MAKER WILL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES OR BLUE SKY LAWS, OR (B) MAKER FIRST RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION, OR APPROVAL IS NOT REQUIRED.


                              NEXTWAVE TELECOM INC.

                    CONVERTIBLE PROMISSORY NOTE DUE __, 2001


$_______________                                           San Diego, California
                                                             _____________, 1996


FOR VALUE RECEIVED, the undersigned, NextWave Telecom Inc., a Delaware corporation ("Maker"), promises to pay to ("Holder") on demand at any time after May 6, 1997 (the one year anniversary of the termination of the C-block auction conducted by the Federal Communications Commission) (the "Initial Payment Date") but prior to May 6, 2001 (the "Expiration Date") the principal sum of __________ Dollars and interest on any principal amount which remains outstanding and unconverted at the Initial Payment Date. Payments will be made at the office of Maker in lawful money of the United States of America. All references to dollars are to U.S. dollars.

SECTION 1. CERTAIN DEFINITIONS. As used in this convertible promissory note (this "Note"), unless the context otherwise requires:

         AVAILABLE SHARES means: (1) if Holder is an Initial Foreign Investor, the Maximum Foreign Shares, as reduced by any pro-rata conversions of the principal amount of the Convertible Notes held by Initial Foreign Investors, and (2) if Holder is a Secondary Foreign Investor, the Maximum Foreign Shares remaining after the Initial Foreign Investors have received all of the Series B Common Stock for which they subscribed, as
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         reduced by any pro-rata conversions of the principal amount of the
         Convertible Notes held by Secondary Foreign Investors.

         COMMON STOCK means Maker's authorized Common Stock, $0.0001 par value per share.

         CONVERSION DATE means a date designated by Maker in accordance with
         Section 2.

         CONVERSION EVENT means an event that, in the opinion of Maker, increases the number of Available Shares.

         CONVERSION PRICE means the price per share of Series B Common Stock at which the principal of this Note converts as determined in accordance with Section 3.

         CONVERTIBLE NOTES means convertible promissory notes substantially similar to this Note, including this Note, issued to Initial Foreign Investors and Secondary Foreign Investors.

         EXPIRATION DATE has the meaning given to that expression in the first sentence of this Note.

         FCC RESTRICTIONS has the meaning given to that expression in the Subscription Agreement.

         HOLDER'S PERCENTAGE means a percentage determined by Maker by applying this formula on a Conversion Date: the amount of Holder's subscription under the Subscription Agreement divided by either (1) the aggregate amount of the subscriptions of all Initial Foreign Investors, if Holder is an Initial Foreign Investor, or (2) the aggregate amount of the subscriptions of all Secondary Foreign Investors, if Holder is a Secondary Foreign Investor.

         INITIAL FOREIGN INVESTOR has the meaning given to that expression in the Subscription Agreement.

         INITIAL PAYMENT DATE has the meaning given to that expression in the first sentence of this Note.

         RESTRICTED SECURITIES means this Note and any Available Shares issued to Holder.

         SECONDARY FOREIGN INVESTOR has the meaning given to that expression in the Subscription Agreement.


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         SECURITIES ACT means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         SERIES B COMMON STOCK means Maker's Series B Common Stock, par value $0.0001.

         SUBSCRIPTION AGREEMENT means that certain Subscription Agreement entered into by Maker and Holder prior to the completion of the C-block Auction.

SECTION 2. CONVERSION. On the occurrence of a Conversion Event, at any time and from time to time on or after the date of this Note, but not later than the Expiration Date, some or all of the principal of this Note will automatically convert into the right to receive a number of shares of Series B Common Stock equal to Holder's Percentage multiplied by the number of Available Shares, at the Conversion Price in effect on the Conversion Date, all on the terms and conditions provided below. Such shares will be issued to Holder only when Holder delivers this Note for cancellation in accordance with the following paragraph.

Promptly after the occurrence of a Conversion Event, Maker will notify Holder of such occurrence and will designate the Conversion Date for such Conversion Event, which date will be within ten days of the date of such notice. Following receipt of such notice, Holder will deliver to Maker a letter of transmittal and instructions substantially in the form of the exhibit to this Note for use in effecting the surrender of this Note in exchange for certificates representing Series B Common Stock and (if any principal amount of this Note remains unconverted) a new note in reduced principal amount. Upon surrender of this Note to Maker, together with such letter of transmittal, duly executed, Holder will receive in exchange: (1) the number of shares of Series B Common Stock determined in accordance with the preceding paragraph and (2) if such number of shares of Series B Common Stock multiplied by the Conversion Price is less than the principal amount of this Note, a new convertible note of like tenor and date in a principal amount equal to the principal amount of this Note reduced by the conversion effected on the Conversion Date in question; and this Note will forthwith be canceled. Until surrendered as contemplated by this Section 2, from and after a Conversion Event this Note will represent only the right to receive the Series B Common Stock and, if applicable, a new note issuable upon conversion of this Note and will not evidence any interest in, or any right to exercise the rights of a stockholder of, Maker. No fractional share will be issued on conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, at the Conversion Price.

NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, NO PART OF THE PRINCIPAL AMOUNT OF THIS NOTE WILL CONVERT INTO SHARES OF COMMON STOCK IF THE ISSUANCE OF SUCH SHARES TO HOLDER WOULD CAUSE MAKER TO VIOLATE THE FCC RESTRICTIONS.


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SECTION 3. CONVERSION PRICE. Except as adjusted in accordance with this Section
3, the Conversion Price will be $3.00 per share.

         3.1 Adjustments for Subdivisions, Combinations, or Consolidations of Common Stock. If the outstanding shares of Common Stock are subdivided, combined, or consolidated, by reclassification, stock split, stock dividend, or otherwise into a greater or lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision, combination, or consolidation will, concurrently with the effectiveness of such subdivision, combination, or consolidation, be proportionately adjusted.

         3.2 Notice of Adjustment of Conversion Price. Whenever Maker takes any action resulting in any adjustment provided for in this Note, Maker will deliver or cause to be delivered notice of such action to Holder, which notice will set forth the Conversion Price resulting from such adjustment.

SECTION 4. INTEREST. From and after the Initial Payment Date, Maker will pay simple interest in arrears on any principal amount that remains outstanding and unconverted, computed on the basis of a 365-day year, actual days elapsed, at a rate of 6% per annum for the period from the date of this Note to the Expiration Date. Principal converted at any time as provided in this Note will not bear interest.

SECTION 5. NO VOTING RIGHTS. This Note does not entitle Holder to any voting rights or other rights as a stockholder of Maker.

SECTION 6. RESTRICTIONS ON TRANSFER. This Note may not be transferred by Holder if such transfer would cause Maker to violate Section 310 (b) of the Communications Act of 1934, as amended and any rules and regulations promulgated thereunder by the Federal Communications Commission. The Restricted Securities may not be transferred except on the conditions specified in this Section 6. Each permitted transferee will be subject to the same transfer restrictions imposed on the Holder by this Note.

         6.1 Restrictive Legends. Each certificate for any Common Stock issued upon conversion of any Note and each certificate for any Common Stock issued to any subsequent transferee of any such certificate, will be stamped or otherwise imprinted with legends in substantially the following form and with such other legends as Maker deems appropriate to comply with applicable laws:

"THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN


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EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR
TRANSFER OF THIS SECURITY WILL BE MADE, NO ATTEMPTED SALE OR TRANSFER WILL BE VALID, AND THE ISSUER WILL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES OR BLUE SKY LAWS, OR (B) THE ISSUER FIRST RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION, OR APPROVAL IS NOT REQUIRED."

"ANY SALE, ENCUMBRANCE, PLEDGE, GIFT OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, OR THE TRANSFER OF ANY INTEREST IN SUCH SECURITIES, IS RESTRICTED BY THE PROVISIONS OF THAT CERTAIN SHAREHOLDERS' RIGHTS AGREEMENT AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY AND THE PROVISIONS OF WHICH ARE INCORPORATED BY THIS REFERENCE."

         6.2 Notice of Proposed Transfers. Prior to any transfer or attempted transfer of any Restricted Securities, the holder of such Restricted Securities will give written notice to Maker of such holder's intention to make such transfer. Each such notice will describe the manner and circumstances of the proposed transfer in sufficient detail. Upon receipt of such notice and prior to effecting transfer, Maker may request an opinion of counsel of such holder (which counsel shall be reasonably satisfactory to Maker) stating that such proposed transfer may be effected without registration under the Securities Act or any applicable state securities laws. Upon approval by Maker of such transfer, the holder of the Note shall have the right to convert such Note in accordance with section 3 of this Note. In the event the transferee is a United States citizen, such transferee shall have the right to convert the Note at any time prior to the Expiration Date regardless of section 2 hereof. Each certificate evidencing the Restricted Securities to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities evidenced by such certificate) shall bear the restrictive legend set forth in
Section 6.1, unless in the opinion of Maker or the opinion of such counsel, if requested, pursuant to Rule 144(k) of the Securities Act, such legend is not required.

Maker may deem and treat the person in whose name this Note is registered as the holder and owner of this Note for the purpose of receiving payments and for all other purposes, and Maker will not be affected by any notice to the contrary.

SECTION 7. OFFICE OF MAKER. So long as any principal of this Note remains outstanding, this Note may be presented for conversion as provided in this Note at 9455 Towne Centre Drive, San Diego, California 92121, for the attention of Allen Salmasi, unless and until Maker shall designate and maintain some other office for such purposes and deliver written notice thereof


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to Holder.

SECTION 8. DEFAULT. If Maker suspends or discontinues its business or makes an assignment for the benefit of creditors or a composition with creditors or files a petition in bankruptcy or becomes insolvent or is adjudicated insolvent or bankrupt or petitions or applies to any tribunal for the appointment of any receiver, liquidator, or trustee for it or for any substantial part of its property or assets or commences any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction or there shall be commenced against Maker any such proceeding which shall remain undismissed for a period of sixty (60) calendar days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered or Maker allows any such appointment to continue undischarged or unstayed for a period of sixty (60) calendar days or more or takes any action for the purpose of effecting any of the foregoing; then an event of default will have occurred. Whenever an event of default occurs and continues, Holder may declare the entire unpaid balance of this Note immediately due and payable by giving Maker written notice of the occurrence of such event of default and such acceleration of principal by Holder and may exercise any and all remedies available to it under this Note or otherwise available at law or in equity. Holder's failure to exercise such option shall not constitute a waiver of the right to exercise the same at any other time.

SECTION 9. GENERAL TERMS.

         9.1 Payments. Maker will pay principal and other amounts under this Note free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, offsets, except as may be required by virtue of (1) Maker's withholding tax or similar obligations, and (2) third party garnishment, liens, or similar obligations. Maker will pay any stamp taxes or any fees imposed by any governmental authority with respect to the execution, assignment, or discharge of this Note.

         9.2 Collection. Should any indebtedness evidenced by this Note be collected by action at law, or in bankruptcy, receivership, or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, Maker agrees to pay, upon demand by Holder, in addition to principal and interest and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other reasonable collection charges. Should Maker be required to bring any action to enforce its rights under this Note, it shall be entitled to an award of its court costs and reasonable attorneys' fees in such action.

         9.3 No Waiver. None of the provisions of this Note, and none of Holder's rights or remedies on account of any past or future defaults, will be deemed to have been waived by Holder's acceptance of any past due amount or by any indulgence granted by Holder to any maker, surety, guarantor, or endorser of this Note.


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         9.4 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

         9.5 Notices. Any notice to Maker provided for in this Note will be addressed to it in care of its Secretary, at its principal executive offices in San Diego, California, and any notice to Holder will be addressed to its address on file with Maker or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United State Government. In lieu of giving notice by mail as aforesaid, any written notice under this Note may be given to Holder by personal delivery or via facsimile.


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IN WITNESS WHEREOF, Maker has caused this Note to be signed in its name by its president or secretary and attested by its secretary or an assistant secretary.

Dated:               , 1996
       --------------

                                     NextWave Telecom Inc.,
                                     a Delaware corporation



                                     By  --------------------------------------
                                         Allen Salmasi, Chief Executive Officer


ATTEST:


- ---------------------------


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